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                             Dated February 21, 2000


                                 QUOTA PURCHASE

                                A G R E E M E N T

                                     between

                 SBS Magyarorszagi Befektetesi Kft as Purchaser

                                       and

                                 CME Hungary BV
                                    as Seller


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                          LIST OF ANNEXES AND SCHEDULES

                                     TO THE

                            QUOTA PURCHASE AGREEMENT

Annex 1                 Closing Balance Sheet (Clause 2.2.2)
Annex 2                 Seller's certificate (Clause 5.3.1)
Annex 3                 Purchaser's Certificate  (Clause 5.2.1)
Annex 4                 Transfer Certificate (Clause 5.3.2)
Annex 5                 Assignment of CME Shareholders Loan (Clause 3.1 (d))
Annex 6                 CME Guarantee
Annex 7                 SBS Guarantee
Annex 8                 List of employees (Schedule 1, 1.11.2)
Annex 8a                Form of Irisz withdrawal of Request for Legal Review
Annex 8b                CME Companies' Release and Waiver
Annex 8c                CLT-UFA Companies' Release and Waiver
Annex 8d                SBS Companies' Release and Waiver
Annex 9                 Purchase Price Certificate (2.2.1)
Annex 10                Land registry extract
Annex 11                Lease Agreements
Annex 12                Minutes of the Fire Department Inspection
Annex 13                Colliers Agreement
Annex 14                Deed of Foundation
Annex 15                List of employee's loan
Annex 16                Indemnification letter
Annex 17                Escrow Agreement

Schedule 1              Seller's warranties
Schedule 2              Purchaser's warranties
Schedule 3              Material contracts
Schedule 4              Insurance contracts




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                            QUOTA PURCHASE AGREEMENT

       T H I S A G R E E M E N T is made on February 21, 2000, BETWEEN:

(1) SBS  Magyarorszagi   Befektetesi  Kft  ,  a  limited  liability  company
registered in Hungary,  whose registered office is located at Budapest,  Havas
u. 6. H-1056("Purchaser" or "SBS Hungary");


(2) CME Hungary B.V., a limited liability company registered in The Netherlands, whose registered office is located at Hoogoorddreef 9, 1101 BA Amsterdam ZuidOost, the Netherlands ("Seller", together with Purchaser, the "Parties");

WHEREAS:

      (A) Videovox Studio Kft ("Videovox") is a company organized and existing under the laws of the Republic of Hungary. Videovox is engaged in the dubbing business.

      (B) The registered capital of Videovox is HUF 648,340,000. The Seller is the owner of a quota interest in Videovox having a nominal value of HUF 648,340,000, representing the entire equity capital of Videovox ("Sale Quota").

      (C) The Seller has agreed to sell and the Purchaser has agreed to purchase the Sale Quota. Following the consummation of the above transactions the Purchaser will own 100% of the quota interest in Videovox.

IT IS AGREED as follows:

1.   INTERPRETATION

     In this Agreement, including its Schedules, unless the context otherwise requires:

     1.1   Definitions

          "Affiliate" means, with regard to any person, any other person who, individually or as part of a "group" controls, is controlled by or is under common control with, such person;

          "Agreement" means this Quota Purchase Agreement;

          "BK Rt Share Purchase Agreement" means the Share Purchase Agreement to be entered into between and by SBS Hungary as purchaser and CME Hungary BV as seller for the sale of the shares representing 100% of the issued shares of Budapesti Kommunikacios Rt;

          "Closing" means the completion of the sale and purchase of the Sale Quota, pursuant to Closing , subject to the fulfillment of all conditions precedent to Closing as set forth in Clause 3.;



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          "Closing Date" means the date on which the Closing takes place pursuant to Clause 5.1;

          "CLT-UFA" means CLT-UFA SA, Luxembourg, a 49% shareholder of RTL Klub;

          "Confidential Information" has the meaning set forth in Clause 7.3;

          "Company Act" means Act No CXLIV of 1997 on Business organizations, accepted by the Hungarian Parliament on December 9, 1997;

          "CME" means collectively CME Media Enterprises BV, CME Hungary BV, CME Development Corporation, CME Programming Services Inc. and CME Programming Services BV;

          "CME Programming Agreements" means the programming agreements referred to the Programming Assignment Agreement;

          "CME Guarantee" means the Deed of Guarantee to be entered into between the Seller's Parent Company and the Purchaser guaranteeing the Seller's performance pursuant to this Agreement;

          "Escrow Agent" means ING Bank, Budapest, Hungary;

          "Escrow Account" means the bank account of the Purchaser held with the Escrow Agent;

          "Deed of Foundation" means the May 31, 1999 amended and consolidated text of the Deed of Foundation of Videovox;

          "HUF" means Hungarian Forint, the lawful currency of the Republic of Hungary;

          "Hungary" means the Republic of Hungary and the territory of the Republic of Hungary as the case may be;

          "ING" means ING Bank Rt Budapest;

          "IRISZ Lawsuit" means the lawsuit initiated by IRISZ TV Rt in 1997 against, ORTT, MTM-SBS Rt and Magyar RTL Klub, challenging the award of national licenses in the Television Tender;

          "IRISZ TV Rt' means Irisz TV Televizios Musorkeszito Rt, the wholly owned Hungarian subsidiary of CME Hungary BV, which was formed on April 1, 1997 by a consortia led by CME Hungary BV for the purposes of submitting a bid in the Television Tender;

          "IRISZ TV Withdrawal" means the withdrawal of all legal claims asserted by IRISZ TV against ORTT, MTM-SBS Rt and Magyar RTL Rt in connection with the Television Tender;

          "Magyar RTL Rt" or "RTL Klub" means Magyar RTL Rt, a subsidiary of CLT-UFA SA, Luxembourg, which has been awarded a television license in the Television Tender, and which has been Defendant 3. in the IRISZ Lawsuit;



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          "MTM" means MTM Kommunikacios Rt, a shareholder of TV2 with 38.5%
     voting rights;

          "MTM-SBS Rt" or "TV2" means MTM-SBS Rt, an affiliate of the Purchaser which has been awarded a television license in the Television Tender, and which has been Defendant 2 in the IRISZ Lawsuit;

          "ORTT" means the National Radio and Television Council of Hungary, which has been Defendant 1 in the IRISZ Lawsuit;

          "Person" means an individual, partnership, corporation, company, trust, unincorporated organisation, or a government or agency or political sub-division thereof.

          "Programming Assignment Agreement" means an agreement to be entered into between CME Media Enterprises B.V., CME Hungary B.V., CME Development Corporation, CME Programming Services Inc., CME Programming Services B.V. and SBS on or before the Closing for the assignment, sublicense or transfer of substantially all of CME's program library for the territory of Hungary to SBS;

          "Purchaser's Parent Company" means SBS Broadcasting SA, the majority owner of the Purchaser;

          "Purchaser's Warranties" means the warranties of the Purchaser set out in Clause 6.2 and Schedule 2;

          "Sale Quota" means the quota as set forth in Paragraph (B) of the preambles to this Agreement;

          "SBS" means SBS Broadcasting SA, the parent company of the Purchaser and a shareholder of TV2 with 61,5% economic and with 49% voting rights;

          "SBS Guarantee" means the Deed of Guarantee to be entered into between the Purchaser's Parent Company and the Seller guaranteeing the Purchaser's performance pursuant to this Agreement;

          "Seller's Parent Company" means CME Media Enterprises BV, the sole owner of the Seller;

          "Seller's Warranties" means the warranties of the Seller set out in Clause 6.1 and Schedule 1;

          "Summary Term Sheet" means the Summary Terms Sheet signed by SBS Broadcasting SA and Central European Media Enterprises Ltd. on February 18, 2000 summarizing the parties understanding of three inter-related transactions between their respective subsidiaries in Poland, in Hungary and in Slovenia;

          "Television Tender" means a tender announced in 1997 by the ORTT for national terrestrial television licenses in Hungary;

          "US$ or US Dollars" means United States Dollars, the lawful currency of the United States of America.

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          "Videovox Transfer Notice" means a document signed by the Seller and the Purchaser evidencing that the Purchaser acquired full ownership over Videovox.

     1.2    References

            1.2.1 References to "this Agreement" shall include any Schedule and Annex to it and references to Clauses and Schedules are references to Clauses of, and Annexes and Schedules to, this Agreement;

            1.2.2               Unless the context otherwise requires, any
                        reference to a legislative act or provision shall include such act or provision as from time to time modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into hereunder;

            1.2.3 Headings are used for convenience only and shall not affect the interpretation of this Agreement.

2.    AGREEMENT TO PURCHASE THE SALE QUOTA AND CONSIDERATION

            Upon the terms and subject to the conditions of this Agreement:

      2.1   Purchase of the Sale Quota

                Seller hereby agrees to sell, and the Purchaser hereby agrees to purchase, the Sale Quota, on the Closing Date.

      2.2   Consideration and Adjustment

            Purchase Price

            2.2.1 The purchase price shall be equal to USD 2,300,000 plus current assets and less current liabilities - excluding all CME related liabilities - stated in the Closing Balance Sheet and less the Severance Payment Compensation("Purchase Price"). The Parties jointly established the Purchase Price in accordance with the above described calculation and included it in a closing certificate attached hereto in Annex 9.

            Adjustment

            2.2.2 The Parties agree, that the Seller shall cause Videovox to prepare, prior to Closing and in conformity with the rules of the Generally Accepted Accounting Principles of the United States of America ("US GAAP"), an estimated, unaudited December 31, 1999 Balance Sheet of Videovox ("Closing Balance Sheet"), attached in Annex 1.

            2.2.3 The Parties further agree, that Videovox shall prepare, by no later than March 15, 2000 and in conformity with US GAAP, a balance sheet of Videovox as of the Closing Date audited by Arthur Andersen, Budapest


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      ("Audited Balance Sheet"). The costs of such audit shall be borne 50-50%
      by the Parties.

            2.2.4 The Parties agree, that in the event that the total net current liabilities stated in the Audited Balance Sheet are 0.3% more than stated in the Closing Balance Sheet, Purchaser shall be entitled to claim from the Seller the repayment of the difference ("Purchaser's Adjustment"). Within no later than 15 working days after the receipt of the Audited Balance Sheet, Purchaser shall notify the Seller in writing ("Purchaser's Notice") on the amount of Adjustment, if any. If the Seller shall not have received Notice within 15 working days after Purchaser's receipt of the Closing Balance Sheet, it shall be deemed that Purchaser has waived its right to claim Purchaser's Adjustment in respect thereof. If the Purchaser's Notice shall have been delivered in a timely manner, the Seller shall transfer the Purchaser's Adjustment to the Purchaser's bank account specified in Clause 7.13 within 5 working days after the receipt of the Purchaser's Notice.

            2.2.5 The Parties agree, that in the event that the total net current liabilities stated in the Audited Balance Sheet are 0.3% less than stated in the Closing Balance Sheet, Seller shall be entitled to claim from the Purchaser the payment of the difference ("Seller's Adjustment"). Within no later than 15 working days after the receipt of the Audited Balance Sheet, Seller shall notify the Purchaser in writing ("Seller's Notice") on the amount of Adjustment, if any. If the Purchaser shall not have received Notice within 15 working days after Seller's receipt of the Closing Balance Sheet, it shall be deemed that Seller has waived its right to claim Seller's Adjustment in respect thereof. If the Seller's Notice shall have been delivered in a timely manner, the Purchaser shall transfer the Seller's Adjustment to the Seller's bank account specified in Clause
      7.13 within 5 working days after the receipt of the Notice.

      Payment

            2.2.6 Upon Seller's delivery to the Escrow Agent of the documents set out in Clause 3.2(a) of this Agreement and the Videovox Transfer Notice, the Escrow Agent shall wire the Purchase Price from the Escrow Account to the Seller's bank account specified in Clause 7.13 of this Agreement.

            2.2.7 Within 5 working days after Seller's receipt of the Purchaser's Notice, the Seller shall transfer in immediately available funds the Purchaser's Adjustment to the account of the Purchaser as specified in Clause 7.13.

            2.2.8 Within 5 working days after Purchaser's receipt of the Seller's Notice the Purchaser shall transfer in immediately available funds the Sellers Adjustment to the account of the Seller as specified in Clause 7.13.

      Severance Payment Compensation


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            2.2.9.1 It is the understanding of the Parties that Purchaser shall close the current operation of Videovox as soon as practicable after Closing. Therefore, the Parties agree, that the Seller shall compensate the Purchaser for certain costs of termination of the contracts with employees and freelancers set out in Annex 8 to this Agreement. The Purchaser shall reduce the Purchase Price by USD 48,079 as a compensation of certain termination costs ("Severance Payment Compensation").

            2.2.9.2 It is expressly understood and agreed that, with exception of the Severance Payment Compensation set forth in Clause 2.2.9.1 above, Purchaser is not entitled to any reimbursment for any costs, expensenses, or the like in connection with the closing of the operation of Videovox.

3. CONDITIONS PRECEDENT TO CLOSING

      3.1   Conditions Precedent to the Obligations of All Parties.

            The respective obligations of each Party under this Agreement are subject to the satisfaction or written waiver by the Seller or by the Purchaser (as the case may be), at or prior to Closing, of each of the following conditions:

            (a)   The Polish Transaction

                  CME and SBS have entered into the Option Agreement for the Polish Transaction as described in the Summary Term Sheet.

            (b)   Sale of BK Rt

                  The Parties shall have executed the BK Rt Sale Purchase Agreement.

            (c)   Execution of Programming Assignment Agreement

                  CME and SBS shall have entered into the Programming Assignment Agreement.

            (d)   Assignment of Shareholder's Loan

                       CME and SBS shall have executed an assignment letter in
                  the form attached as Annex 5 for the assignment to SBS of all CME claims against Videovox relating to the obligation to make any further payments (whether for principal, or interest or otherwise) under the loan agreement entered into by CME Hungary BV with Videovox.


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            (e)   CLT-UFA Companies Declaration

                  Purchaser shall have placed in escrow a duly signed declaration of CLT-UFA and RTL Klub ("CLT-UFA Companies") in the form set forth in Annex 8(c) to this Agreement, addressed to CME and IRISZ TV that each of the CLT-UFA Companies waives and releases each of CME and IRISZ TV, and their respective shareholders from any legal claims or causes of action in any forum, whether known or unknown, fixed or contingent, directly or indirectly, against such parties in connection with the Television Tender.

            (f)   Escrow Agreement

                  The Parties shall have entered into an escrow agreement, in the form set forth in Annex 17.

      3.2   Conditions Precedent to Obligations of the Purchaser.

                  The obligations of the Purchaser are subject to the
             satisfaction or waiver by the Purchaser at or prior to Closing of each of the following conditions:

             (a)  Withdrawal of IRISZ TV Claim

                  The Seller shall have caused the execution

             (i) of a petition by IRISZ TV Rt, in the form set forth in Annex 8/a to this Agreement, addressed to the Supreme Court of Hungary withdrawing all claims asserted by IRISZ TV Televizios Musorkeszito Rt against ORTT, MTM-SBS Rt and Magyar RTL Rt in the review procedure pending before the Supreme Court of Hungary under the file no: Gfv.X.30.197/2000.(earlier under file No.: 31.132/1999.)

            (ii) Seller shall have placed in escrow a duly signed declaration of CME and IRISZ TV in the form Annex 8/b to this Agreement, addressed to CLT-UFA, and RTL Klub ("CLT-UFA Companies")and to SBS, MTM and TV2 (SBS Companies") that each of CME and IRISZ TV waives and releases each of the CLT-UFA Companies and the SBS Companies, and their respective shareholders from any legal claims or causes of action in any forum, whether known or unknown, fixed or contingent, directly or indirectly, against such parties in connection with the Television Tender.

             (b)  No Breach of Representations and Warranties.

                  The representations and warranties of the Seller referred to in Schedule 1 shall be true and correct in all material respects at and as of Closing.


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            (c)   CME Guarantee

                  Seller shall have delivered to Purchaser the CME Guarantee executed by the Purchaser's Parent Company, in the form set forth in Annex 6.

            (d)   Resignation of the Managing Director of Videovox

                       The Managing Director of Videovox shall have tendered
                  his resignation as of the Closing Date and shall have received an indemnification letter from the Purchaser the text of which is attached as Annex 16.

      3.3   Conditions Precedent to Obligations of the Seller

            The obligations of the Seller are subject to the satisfaction or waiver by the Seller at or prior to Closing of each of the following conditions:

            (a)   No Breach of Representations and Warranties

                  The representations and warranties of the Purchaser referred to in Schedule 2 shall be true and correct in all material respects at and as of Closing.

            (b)   SBS Guarantee

                  Purchaser shall have delivered to Seller the SBS Guarantee executed by the Seller's Parent Company in the form set forth in Annex 7.

            (c)   Purchase Price placed in Escrow

                  SBS shall have placed in escrow an amount equal to the Purchase Price with the Escrow Agent with the instruction to release the Purchase Price to the Seller immediately upon Seller's delivery of the documents set out in Clause 3.2(a) and the Videovox Transfer Notice and to wire transfer the amount to the Seller's bank account specified in Clause 7.13.

            (d)   SBS Companies Declaration

                  Purchaser shall have placed in escrow a duly signed declaration of SBS, MTM and TV2 ("SBS Companies") in the form Annex 8(d) to this Agreement, addressed to CME and IRISZ TV that each of the SBS Companies waives and releases each of CME and IRISZ TV, and their respective shareholders from any legal claims or causes of action in any forum, whether known or unknown, fixed or contingent, directly or indirectly, against such parties in connection with the Television Tender.


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4.    COVENANTS

      4.1   Covenants of Seller and Purchaser

            (a)   Reasonable efforts.

                  The Parties shall use their reasonable efforts and fully cooperate to bring about the fulfillment of all conditions precedent to Closing on the earliest possible date.

            (b)   Resale of Hungary Assets

                  The Parties agree that in the event that Purchaser or SBS or any of their affiliates sell, transfer, assigns or otherwise receives an aggregate consideration for any of the Hungarian Assets, as such term is defined in the Summary Term Sheet, including the IRISZ Lawsuit, directly or indirectly, from CLT-UFA, RTL Klub or any subsidiary or affiliate for the greater of fair market value or actual consideration in excess of USD 9.0 million plus interest on deferred payment obligations, in one or more transactions, SBS agrees to pay the entire amount of such excess to CME in cash within 10 business days of the receipt of the excess cash or other consideration, including, without limitation, any deferred payment obligation. Within five business days of any sale or commitment to sell a Hungarian Asset by SBS, SBS will notify CME in writing of the terms of such sale or commitment.

            (c)   Coordinate the withdrawal of IRISZ Lawsuit

                  The parties agree to use their best efforts to coordinate the withdrawal of the IRISZ Lawsuit with IRISZ TV, ORTT, RTL KLUB and TV2.

5.    CLOSING

      5.1   Date and Place

            The Closing shall take place at 9:00 am, on February 21, 2000 at the offices of ING Bank Rt in Budapest, or on such other date and at such other time and place as the parties hereto may agree but in any event, no later than 17:00 pm on February 21, 2000.

      5.2   Purchaser's Obligations

            On the Closing Date, and against delivery or tender by the Seller of the documents specified in Clause 5.3 below, the Purchaser shall:

            5.2.1 deliver to Seller a certificate in the form set forth in Annex 3, dated the Closing Date, stating that the representations and warranties of the


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                        Purchaser referred to in Schedule 2 are true and correct
                        in all material respects at and as of Closing; and

            5.2.2 deliver to the Seller a certificate in a form reasonably satisfactory to the Seller certifying that the Escrow Agent has released and has wired the Purchase Price to the account of Seller specified in Clause 7.13.

5.3   Seller's Obligations

                 On the Closing Date, and against delivery or tender by the
            Purchaser of the documents specified in Clause 5.2 above, the Seller shall:

            5.3.1       deliver  to  Purchaser  the  waiver  and   declaration
                        specified in Clause 3.3(d) above;


            5.3.2 deliver to Purchaser a certificate in the form attached in Annex 2, dated the Closing Date, stating that the representations and warranties of the Seller referred to in Schedule 1 are true and correct in all material respects at and as of Closing; and

            5.3.3 deliver to Purchaser the Videovox Transfer Notice in the form attached in Annex 4.


6.    WARRANTIES AND INDEMNITIES

      6.1   Seller's Warranties

                 The Seller represents and warrants to the Purchaser as set forth in Schedule 1.

      6.2   Purchaser's Warranties

                 The Purchaser represents and warrants to the Seller as set forth in Schedule 2.

      6.3   Indemnification

            6.3.1       Survival of Representations and warranties

                        The representations and warranties set forth in Schedule 1 and 2 the covenants set forth in Clause 4.1 b shall survive the Closing until the first anniversary thereof; provided that if written notice of a claim for indemnification hereunder giving reasonable details of the claim is delivered by a party seeking indemnification hereunder to a party obligated to make an indemnification payment hereunder prior to the expiration of the above mentioned survival


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                        periods, then such representation and warranty shall
                        continue to survive with respect to that particular claim only so long as legal proceedings are instituted and served with respect to the claim within twelve (12) months of such written notice. Unless otherwise stated herein, the covenants and agreements of the parties hereto shall survive the Closing without limit.

            6.3.2       Indemnification by the Seller

                        Subject to the time limitation set forth in Clause 6.3.1, the Seller agrees to indemnify and hold harmless the Purchaser, its officers, directors and agents from and against any and all claims, damages, liabilities, costs and expenses, including reasonable attorney's fees ("Losses")arising from or in connection with the breach to any representation, warranty of the Seller set forth in Schedule 1 except with respect to any Losses arising from or relating to any action or failure to act due to willful misconduct or gross negligence on the part of the Purchaser or such other party suffering the Losses.

            6.3.3       Indemnification by the Purchaser.

                        Subject to the time limitation set forth in Clause 6.3.1, the Purchaser shall indemnify and hold harmless the Seller and its officers, directors and agents from and against any and all Losses arising from or in connection with the breach of any representation or warranty of the Purchaser set forth in Schedule 2, except with respect to any Losses arising from or relating to any action or failure to act due to gross negligence or willful misconduct on the part of the Seller or such other party suffering the Losses.

            6.3.4       Indemnity Procedures.

                  Except as expressly provided for otherwise in this Agreement:

                  (a) Whenever a claim for indemnification shall arise under this Clause 6, the party entitled to indemnification (the "Indemnified Party") shall notify, in writing, the Party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim as soon as reasonably practicable and in any event, as to any claim by a third party, within 5 working days of the Indemnified Party becoming notified in writing of the assertion of such claim. The Indemnified Party shall have a duty to mitigate the Losses relating to any such claim.


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                  (b)   Third Party Claims

                        Without limiting the generality of the foregoing, in the event of a claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, including any tax audit or any proceeding for the assessment of any tax or other mandatory payment by a government authority of Hungary (a "Third Party Claim"), the Indemnified Party shall give notice to the Indemnifying Party no later than 20 working days prior to the time any response to an asserted claim is required, if possible. The Indemnifying Party may assume the defense of any Third Party Claim, but no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the settlement or defense thereof; provided, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice.

                  (c) In case of any claim that is not a Third Party Claim, the Indemnifying Party shall have 30 days within which it may respond to a notice of a claim for indemnification given by an Indemnified Party pursuant to Clause 6.3.4(a). If such claim is not contested, then the Indemnifying Party shall as soon as practicable proceed to take whatever action is required to carry out its indemnification obligations.

            6.3.5       Currency of Payment

                        All indemnification between the Parties to be paid under this Agreement shall be paid in US dollars.

            6.3.6       Limitation on Liability

                        No claims arising under or in connection with this Agreement shall be allowed unless such claims, individually or in the aggregate, exceed USD 10,000. For the avoidance of doubt, the preceding sentence does not require the deduction of any amounts from a permitted claim. The liability of any Party for all claims under or in connection with the Agreement shall not exceed USD 2,300,000.

7.    OTHER PROVISIONS

      7.1   Termination or Rescission

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                  Notwithstanding anything stated to the contrary, this
            Agreement is terminated with prejudice if any condition precedent to Closing has not been fulfilled and the Closing did not occur by February 21, 2000.

      7.2   Announcements

                  Without prejudice to the provisions of the Confidentiality undertaking, until three months after the Closing, the Seller and its Affiliates shall be required, consult to with the Purchaser as to the terms of, the timetable for any manner of publication of, any announcement to shareholders, employees, customers, suppliers, distributors and sub-contractors and to the media which any of the Parties may desire or be obliged to make regarding this Agreement.

      7.3   Confidentiality

                  Each Party undertakes that it shall, together with its
            employees, officers, advisors and other agents hold in strict confidence all data and information regarding Videovox obtained pursuant to this Agreement or otherwise, including the terms of this Agreement ("Confidential Information") and will not, and will use its best efforts to ensure that such other persons do not, disclose such Confidential Information to others without the prior written consent of the other party, except that the Purchaser may provide such Confidential Information in response to legal process or applicable governmental regulations, but only that portion of the Confidential Information which, in the written opinion of counsel for the Purchaser, is legally required to be furnished and further provided that the Purchaser notifies in writing the Seller of its obligation to provide such Confidential Information so far as it is practicable. For purposes of this Clause, "Confidential Information" shall not include any information that:

                  (i) is within the public domain other than as a result of a breach of this Agreement;

                 (ii)    becomes available within the public domain other than
                         (a) as a result of a breach of this Agreement or (b) by means of other unauthorized disclosure or use, provided, however that if the unauthorized disclosure is not attributable to the Purchaser, the terms of further disclosure will remain subject to this Clause;

                (iii) is provided to the Purchaser by a person or entity (other than the parties hereto) that is lawfully in possession of such information and has the lawful right to disclose or use it; or

                 (iv) following the 90th day after the Closing, relates solely to the business of Videovox (it being understood that the terms of this Agreement and the information as to the business or affairs of the

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                         Seller shall continue to be Confidential Information).

      7.4   Successors and Assigns

                  This Agreement shall be personal to the Parties and may not be assigned by any Party without the prior written consent of the other Partie. The Purchaser, upon notifying the Seller, may assign its rights and transfer its obligations hereunder to any of its Affiliates provided that the Purchaser guarantees the performance of the obligations of such Affiliates set forth herein, in which case such Affiliates shall assume the obligations of the Purchaser under this Agreement and shall be bound by the terms hereof.

      7.5   Whole Agreement and Variation

                  This Agreement supersedes all prior agreements and
            understandings, oral and written, between the Parties with respect to the subject matter hereof and contains the whole agreement between the Parties relating to the subject matter of this Agreement, including without limitation the Summary Term Sheet and no variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

      7.6   Costs

                  Each of the parties shall separately bear all legal,
            accountancy, financial advisor, consultant and other fees and costs and expenses incurred by them in connection with this Agreement and the sale and purchase of the Sale Quota. The Parties agree that the fee of the Escrow Agent shall be borne equally by the parties.

7.7   Notices

                  Any notice, claim or demand requiring to be served under or in connection with this Agreement or with any arbitration or intended arbitration under this Agreement shall be in writing in English and shall be sufficiently given or served if delivered to:

            (i)   in the case of the Seller to:

                  CME Group,
                  Swan House 52-53 Poland Street London W1V 3DF
                  United Kingdom
                  Facsimile No.: 44-171-292-7948
                  For the attention of: Legal Department

            (ii)  in the case of the Purchaser to:

                  SBS Magyarorszagi Befektetesi Kft.
                  Address: Budapest, Havas u. 6. Hungary H-1056
                  Facsimile No.:    235-7461
                  For the attention of: Managing Director

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           (iii)  in the case of Videovox to:

                  Videovox Studio Kft
                  Huvosvolgyi ut 64.
                  H-1021 Budapest
                  Hungary

                  Facsimile No.:  391-2003
                  For the attention of: Legal Department

                  or such other address as may have subsequently to the
            execution of this Agreement been notified to the other parties to this Agreement for this purpose. Any such notice shall be delivered by hand, telex or facsimile transmission or sent by pre-paid registered post and if delivered by hand shall conclusively be deemed to have been given or served at the time of delivery, if sent by facsimile shall conclusively be deemed to have been given or served when confirmation is received at the end of the transmission and if sent by registered post shall conclusively be deemed to have been received on the date of delivery as evidenced by the date of receipt returned to the sender.

      7.8   Counterparts

                  This Agreement may be entered into in any number of
            counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

      7.9   Language

            This Agreement has been executed in English.

      7.10  Governing Law

                  This Agreement and, save as expressly referred to therein, the documents to be entered into pursuant to it shall be governed by and construed in accordance with the laws of Hungary without regard to its provisions relating to conflict of laws.

      7.11  Settlement of Disputes

                  If the parties hereto are unable to resolve any dispute
            arising out of or in connection with this Agreement by amicable settlement, such dispute shall be finally settled under the Arbitration Rules of the Hungarian Chamber of Industry and Commerce (the "Rules") by three arbitrators. Each of the Seller and the Purchaser shall appoint one arbitrator. The two arbitrators thus appointed shall choose the third arbitrator. All three arbitrators shall be fluent in the English language. The place of the arbitration shall be in Budapest. The Parties hereto each hereby irrevocably waive the right to submit such disputes, or to appeal, to any court. The language of the arbitration shall be Hungarian.
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            Any award rendered by an arbitration tribunal shall be final and binding on the Parties and the judgment upon the award rendered may be entered in any court having jurisdiction thereof.

      7.12  Severability

                  Except as otherwise provided for in this Agreement, if any part of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions and the parties shall to the extent possible, or necessary, replace the invalid or unenforceable part with a provisions which achieves the original purpose of the invalid or unenforceable part.

      7.13  Payment Account Details

                  The payment account details of the Parties as at the date of the Agreement are as follows:

            (i)   Seller:

                  Bank: ING Bank NV, Amsterdam, The Netherlands
                  Account No:02.17.85.562
                  Account Name: CME Hungary BV

            (ii)  Purchaser:

                  Bank: ING Bank Rt, Budapest, Hungary
                  Account No: 13701017-03709100
                  Account Name: SBS Magyarorszagi Befektetesi Kft

      7.14  Governmental Approvals

            7.14.1 All consents and authorizations of, and declarations and filings with, any governmental authority required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall be the sole responsibility of the Purchaser. The refusal for any reason of any of the required consent or approval of any authority will not affect the validity of this Agreement and shall not give arise any claim by the Purchaser against the Seller.

            7.14.2 The Parties acknowledge that in accordance with Section 24 of the Competition Act the transaction contemplated in this Agreement may be subject of the approval of the Competition Office. Pursuant to the provisions of the Competition Act it is the sole obligation of the Purchaser to seek such approval. Without limiting the generality of Clause 7.14.1 and in accordance with Clause 7.12 above, the Parties agree that in case the Competition Office would render this Agreement invalid, the Purchaser - in accordance with
            Section 31 of the Competition Act - will sell its interest in Videovox or do whatever action is required by the Competition Act and Purchaser will not seek for any remedy from the Seller other than those agreed in Clause 6.3 above and will
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            not seek for any remedy from the Seller for the loss incurred by it in connection with the invalidity of this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first before-written.

On behalf of CME Hungary B.V:       On behalf of SBS Magyarorszagi
                                    Befektetesi Kft:


/s/ Luc Tomasino                    /s/ Phil Cleland
----------------                    ----------------
NAME: Luc Tomasino                  NAME: Phil Cleland
TITLE:Authorized Representative     TITLE:Authorized Representative